Exhibit 4.2
AMENDED AND RESTATED
BYLAWS
OF
PENWEST PHARMACEUTICALS CO.
ARTICLE I.      OFFICES
          The principal office of the corporation shall be located at the principal place of business or such other place as the board of directors may designate. The corporation may have such other offices within or without the state of Washington as the board of directors may designate or the business of the corporation may require from time to time.
ARTICLE II.     SHAREHOLDERS
          SECTION 2.1    ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date and at such time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.
          SECTION 2.2    SPECIAL MEETINGS. Unless otherwise set forth in the Articles of Incorporation, special meetings of the shareholders, for any purpose or purposes unless otherwise prescribed by the Washington Business Corporation Act, may not be called by shareholders and may only be called by the board of directors, the chairman of the board of directors or the president of the corporation.
          SECTION 2.3    PLACE OF MEETING. Meetings of the shareholders shall be held at such place within or without the state of Washington as the board of directors, the chairman of the board of directors or the president may designate.
          SECTION 2.4    FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the day before the first notice of a meeting is dispatched to shareholders or the date on which the resolution of the board of directors authorizing such dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          SECTION 2.5    VOTING LISTS. At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall prepare an alphabetical list of all its shareholders on the record date who are entitled to vote at the meeting or any adjournment thereof, arranged by voting group, and within each voting group by class or series of shares, with the address of and the number of shares held by each, which record for ten days prior to the meeting shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, shareholder’s agent or shareholder’s attorney during the whole time of the meeting. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.
          SECTION 2.6    NOTICE OF MEETINGS. Written notice stating the date, time and place of a meeting of shareholders, and in the case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the board of directors, the chairman of the board of directors or the president to each shareholder of record entitled to vote at such meeting (unless required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote), not less than 10 days and not more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual course of business, or the dissolution of the corporation shall be given not less than 20 days and not more than 60 days before the meeting. Such notice may be transmitted by mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Such notice shall be effective upon dispatch if sent to the shareholder’s address, telephone number, or other number appearing on the records of the corporation.
          If a shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment unless a new record date is or must be fixed. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.
          SECTION 2.7    WAIVER OF NOTICE. A shareholder may waive any notice required to be given under the provisions of these Bylaws, the Articles of Incorporation or applicable law, whether before or after the date and time stated therein. A valid waiver is created by any of the following methods: (a) a writing signed by the shareholder entitled to the notice and delivered to the corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.
          SECTION 2.8    PROXIES. A shareholder may vote either in person or by proxy. A shareholder may vote by proxy by means of a proxy appointment form which is executed in writing by the shareholder, such shareholder’s agent, or such shareholder’s attorney-in-fact. Such proxy shall be effective when received by the secretary or other officer or agent authorized to tabulate votes. A proxy appointment is valid for 11 months after the date of its execution, unless otherwise expressly provided in the appointment form.
          SECTION 2.9    PARTICIPATION BY COMMUNICATION EQUIPMENT. At the discretion of the board of directors, shareholders may participate in a meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation by such means shall constitute presence in person at the meeting.
          SECTION 2.10   QUORUM. Unless the Articles of Incorporation or law provide otherwise, a majority of the votes entitled to be cast on a matter by a voting group that, pursuant to the Articles of Incorporation, is entitled to vote on such matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for purposes of a quorum for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for the adjourned meeting. At such reconvened meeting, any business may be transacted which might have been transacted at the adjourned meeting.
          SECTION 2.11   MANNER OF ACTING. If a quorum exists with respect to a matter, action on such matter other than the election of directors is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which a different vote is required by the Articles of Incorporation or applicable law.
          SECTION 2.12   VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation.
          SECTION 2.13   VOTING FOR DIRECTORS. Each shareholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote. Unless otherwise provided in the Articles of Incorporation, the candidates elected are those receiving the largest number of votes cast, up to the number of directors to be elected.
          SECTION 2.14   ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action which may or is required to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action taken shall be signed, either before or after the action taken, by all the shareholders entitled to vote with respect to the subject matter thereof. Action taken by written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.
          SECTION 2.15   SHAREHOLDER NOMINATIONS. Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote in the election of the directors generally. In the case of nominations by a shareholder, written notice of the intent to make a nomination at a meeting of shareholders must be received by the secretary of the corporation not later than 120 days in advance of the date of such meeting in the case of an annual meeting and not more than seven days following the date of notice of the meeting in the case of a special meeting. The notice must include, among other things: (i) the name, address and stock ownership of the nominating shareholder and a representation that such shareholder is entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (ii) the name, age and address of each person to be nominated, (iii) the number of shares of capital stock of the corporation beneficially owned by each nominee, (iv) a statement that the nominee is willing to be nominated, and (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the corporation were soliciting proxies for the election of such nominees. If the facts warrant, the board of directors, or the chairman of the shareholders’ meeting at which directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure, and, if it is so determined, the defective nomination shall be disregarded. The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the superior rights, if any, of the holders of any class or series of stock having a preference over the common stock. The procedures set forth in this Section for nomination for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the board of directors or any committee thereof.
          SECTION 2.16   BUSINESS FOR SHAREHOLDERS MEETINGS
                    2.16.1    BUSINESS AT ANNUAL MEETINGS. In addition to the election of directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto), (b) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the meeting or (c) otherwise properly brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with Subsection 2.16.3 hereof, and received by the secretary not less than 60 nor more than 90 days prior to the date specified in Subsection 2.1 hereof for such annual meeting (or if less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the 10th day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with this Subsection 2.16.1. If the facts warrant, the board of directors or the chairman of the annual meeting of shareholders may determine and declare (a) that a proposal does not constitute proper business to be transacted at the meeting or (b) that business was not properly brought before the meeting in accordance with the provisions of this Subsection 2.16.1, and, if in either case it is so determined, any such business shall not be transacted. The procedures set forth in this Subsection 2.16.1 are in addition to, and not in lieu of, the requirements set forth in Rule a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.
                    2.16.2    BUSINESS AT SPECIAL MEETINGS. At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Subsection 2.2 hereof, shall come before such meeting.
                    2.16.3    NOTICE TO CORPORATION. Any written notice required to be delivered by a shareholder to the corporation pursuant to Subsection 2.16.1 hereof must be given either by personal delivery or by registered or certified mail, postage prepaid, to the secretary at the corporation’s principal executive offices.
ARTICLE III.    BOARD OF DIRECTORS
          SECTION 3.1    GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors, except as may be otherwise provided by these Bylaws, the Articles of Incorporation or law.
          SECTION 3.2    NUMBER, TENURE AND QUALIFICATION. The board of directors shall be composed of not less than five nor more than ten directors, the specific number to be set by resolution of the board of directors. The number of directors may be increased or decreased from time to time by amendment to or in the manner provided in these Bylaws. No decrease, however, shall have the effect of shortening the term of any incumbent director unless such director resigns or is removed in accordance with the provisions of these Bylaws.
          The directors shall be divided into three classes, designated Class I, Class II and Class III. Initially, Class I directors shall be elected for a term ending at the first annual meeting of shareholders after their election, Class II directors shall be elected for a term ending at the second annual meeting of shareholders after their election, and Class III directors shall be elected for a term ending at the third annual meeting of shareholders after their election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected to serve until the third succeeding annual meeting of shareholders. If the number of directors is changed in the manner provided by the Bylaws, any increase or decrease shall be apportioned among the classes so that the number of directors in each class is as nearly equal as possible. A director shall hold office until the annual meeting of shareholders at which such director’s term expires and until such director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled only by the affirmative vote of a majority of all the directors then in office (although less than a quorum) or by the sole remaining director. The term of a director elected to fill a vacancy shall expire at the next shareholders’ meeting at which directors are elected.

          Directors need not be residents of the state of Washington or shareholders of the corporation.
          SECTION 3.3    ANNUAL AND OTHER REGULAR MEETINGS. An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of shareholders. The board of directors may specify by resolution the time and place, either within or without the state of Washington, for holding any other regular meetings of the board of directors without notice other than such resolution.
          SECTION 3.4    SPECIAL MEETINGS. Special meetings of the board of directors may be called by the board of directors, the chairman of the board, the president or any two or more directors. Notice of special meetings of the board of directors stating the date, time and place thereof shall be given at least two days prior to the date set for such meeting by the person or persons authorized to call such meeting, or by the secretary at the direction of the person or persons authorized to call such meeting. The notice may be oral or written. Oral notice may be communicated in person or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice. Written notice is effective upon dispatch if such notice is sent to the director’s address, telephone number, or other number appearing on the records of the corporation. If no place for such meeting is designated in the notice thereof, the meeting shall be held at the principal office of the corporation. Any director may waive notice of any meeting at any time. Whenever any notice is required to be given to any director pursuant to applicable law, a waiver thereof in writing signed by the director, entitled to notice, shall be deemed equivalent to the giving of notice. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
          SECTION 3.5    QUORUM. A majority of the number of directors specified in or fixed in accordance with these Bylaws shall constitute a quorum for the transaction of any business at any meeting of directors. If less than a majority shall attend a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and a quorum present at such adjourned meeting may transact business.
          SECTION 3.6    MANNER OF ACTING. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors, except as may be otherwise provided in the Articles of Incorporation or the Washington Business Corporation Act.
          SECTION 3.7    PARTICIPATION BY CONFERENCE TELEPHONE. Directors may participate in a regular or special meeting of the board by, or conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting and participation by such means shall constitute presence in person at the meeting.

          SECTION 3.8    PRESUMPTION OF ASSENT. A director who is present at a meeting of the board of directors at which action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting any business thereat, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who voted in favor of the action taken.
          SECTION 3.9    ACTION BY BOARD WITHOUT A MEETING. Any action permitted or required to be taken at a meeting of the board of directors may be taken without a meeting if one or more written consents setting forth the action so taken are signed, either before or after the action taken, by all the directors and delivered to the corporation. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a later effective date.
          SECTION 3.10   BOARD COMMITTEES. The board of directors may by resolution designate from among its members an executive committee and one or more other committees, each of which must have two or more members and shall be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as applied to the board of directors. To the extent provided in such resolutions, each such committee shall have and may exercise the authority of the board of directors, except as limited by applicable law. The designation of any such committee and the delegation thereto of authority shall not relieve the board of directors, or any members thereof, of any responsibility imposed by law.
          SECTION 3.11   RESIGNATION. Any director may resign at any time by delivering written notice to the chairman of the board, the president, the secretary or the board of directors. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.
          SECTION 3.12   REMOVAL. Any director or the entire Board may be removed only for cause by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote in the election of such director or directors. Such action may only be taken at a special meeting of the shareholders called expressly for that purpose, providing that notice of the proposed removal, which shall include a statement of the charges alleged against the director, shall have been duly given to the shareholders together with or as a part of the notice of meeting.
          Where a question of the removal of a director for cause is to be presented for shareholder consideration, an opportunity must be provided to such director to present his or her defense to the shareholders by a statement which must accompany or precede the notice of the special meeting of the shareholders, or, if provided to shareholders prior to the notice of the special meeting, the initial solicitation of proxies seeking authority to vote for the removal of such director for cause. If not provided, then such proxies may not be voted for removal. The director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.
          SECTION 3.13   VACANCIES. A vacancy on the board of directors may occur by the resignation, removal or death of an existing director, or by reason of increasing the number of directors on the board of directors as provided in these Bylaws. Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the board of directors may be filled by only the affirmative vote of a majority of all the directors then in office (although less than a quorum) or by the sole remaining director. Any vacant office held by a director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A director elected to fill a vacancy shall serve only until the next election of directors by the shareholders.
          SECTION 3.14   COMPENSATION. By resolution of the board of directors, the directors may be paid a fixed sum plus their expenses, if any, for attendance at meetings of the board of directors or committee thereof, or a stated salary as director, or any other form of compensation (including corporation common stock or options to purchase common stock), or a combination of the foregoing. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV.    OFFICERS
          SECTION 4.1    AUTHORIZED OFFICERS. The corporation shall have a president and may have one or more vice presidents (who may be designated as Vice Presidents, Senior Vice Presidents or Executive Vice Presidents), and a secretary, each of whom shall be appointed by the board of directors. Such other officers and assistant officers, including a chairman of the board, as may be deemed necessary or appropriate may be appointed by the board of directors. By resolution, the board of directors may designate any officer as chief executive officer, chief operating officer, chief financial officer, or any similar designation. Any two or more offices may be held by the same person.
          SECTION 4.2    APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed by the board of directors for such term as the board may deem advisable. Each officer shall hold office until a successor shall have been appointed regardless of such officer’s term of office, subject to such officer’s earlier death, resignation or removal.
          SECTION 4.3    RESIGNATION. Any officer may resign at any time by delivering written notice to the chairman of the board, the president or the board of directors. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.
          SECTION 4.4    REMOVAL. Any officer appointed by the board of directors may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer does not itself create contract rights.

          SECTION 4.5    POWERS AND DUTIES. The officers of the corporation shall have the authority and shall perform the duties prescribed by the board of directors.
          SECTION 4.6    COMPENSATION OF OFFICERS AND EMPLOYEES. The board of directors shall fix the compensation of officers and may fix the compensation of other employees from time to time. No officer shall be prevented from receiving a salary by reason of the fact that such officer is also a director of the corporation.
ARTICLE V.      CONTRACTS, LOANS, CHECKS AND DEPOSITS
          SECTION 5.1    CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and that authority may be general or confined to specific instances.
          SECTION 5.2    LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors, which authority may be general.
          SECTION 5.3    CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, or agent or agents, of the corporation and in the manner as shall from time to time be prescribed by resolution of the board of directors.
          SECTION 5.4    DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in the banks, trust companies or other depositories as the board of directors may select.
ARTICLE VI.     SHARES
          SECTION 6.1    CERTIFICATES FOR SHARES. The shares of the corporation may be represented by certificates in such form as prescribed by law and the board of directors. Signatures of the corporate officers on the certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates shall be consecutively numbered or otherwise identified. All certificates shall bear such legend or legends as prescribed by the board of directors or these Bylaws.
          SECTION 6.2    ISSUANCE OF SHARES. Shares of the corporation shall be issued only when authorized by the board of directors, which authorization shall include the consideration to be received for each share.
          SECTION 6.3    BENEFICIAL OWNERSHIP. Except as otherwise permitted by these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.
          SECTION 6.4    TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, on surrender for cancellation of the certificate for the shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.
          SECTION 6.5    LOST OR DESTROYED CERTIFICATES. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.
          SECTION 6.6    STOCK TRANSFER RECORDS. The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of the person to whom the shares represented by any certificate, together with the class, number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Except as otherwise provided in these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
ARTICLE VII.    SEAL
          This corporation need not have a corporate seal. If the directors adopt a corporate seal, the seal of the corporation shall be circular in form and consist of the name of the corporation, the state and year of incorporation, and the words “Corporate Seal.”
ARTICLE VIII.   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
          SECTION 8.1    POWER TO INDEMNIFY. The corporation shall have the following powers:
                    8.1.1    POWER TO INDEMNIFY. The corporation may indemnify and hold harmless to the full extent permitted by applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative or investigative, by reason of that fact that he or she is or was a director, officer, employee or agent of the corporation or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the corporation as a director, officer, employee, agent, trustee, or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of his or her heirs and personal representatives.
                    8.1.2    POWER TO PAY EXPENSES IN ADVANCE OF FINAL DISPOSITION. The corporation may pay expenses incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined, that such director, officer, employee or agent is not entitled to be indemnified under this Article or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.
                    8.1.3    POWER TO ENTER INTO CONTRACTS. The corporation may enter into contracts with any person who is or was a director, officer, employee and agent of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest in property of the corporation, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.
                    8.1.4    EXPANSION OF POWERS. If the Washington Business Corporation Act is amended in the future to expand or increase the power of the corporation to indemnify, to pay expenses in advance of final disposition, to enter into contracts, or to expand or increase any similar or related power, then, without any further requirement of action by the shareholders or directors of the corporation, the powers described in this Article shall be expanded and increased to the fullest extent permitted by the Washington Business Corporation Act, as so amended.
                    8.1.5    LIMITATION ON POWERS. No indemnification shall be provided under this Article to any such person if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification.
          SECTION 8.2    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.
                    8.2.1    DIRECTORS AND OFFICERS. The corporation shall indemnify and hold harmless any person who is or was a director or officer of the corporation and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered.
                    8.2.2    EMPLOYEES AND AGENTS. The corporation may, by action of its board of directors from time to time, indemnify and hold harmless any person who is or was an employee or agent of the corporation and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered, or to any lesser extent which the board of directors may determine.
                    8.2.3    CHARACTER OF RIGHTS. The rights to indemnification and payment of expenses in advance of final disposition of a proceeding conferred by or pursuant to this Article shall be contract rights.
                    8.2.4    ENFORCEMENT. A director, officer, employee or agent (“claimants”) shall be presumed to be entitled to indemnification and/or payment of expenses under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the undertaking in Subsection 8.1.2 above has been delivered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.
          If a claim under this Article is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, its shareholders or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.
                    8.2.5    RIGHTS NOT EXCLUSIVE. The right to indemnification and payment of expenses in advance of final disposition of a proceeding conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these Bylaws, any agreement, vote of shareholders or disinterested directors or otherwise.
          SECTION 8.3    INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or trustee of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act.
          SECTION 8.4    SURVIVAL OF BENEFITS. Any repeal or modification of this Article shall not adversely affect any right of any person that existed at the time of such repeal or modification.
          SECTION 8.5    SEVERABILITY. If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this

Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.
          SECTION 8.6    APPLICABLE LAW. For purposes of this Article, “applicable law” shall at all times be construed as the applicable law in effect at the date indemnification may be sought, or the law in effect at the date of the action, omission or other event giving rise to the situation for which indemnification may be sought, whichever is selected by the person seeking indemnification. As of the date hereof, applicable law shall include RCW 23B.08.500 through .600, as amended.
ARTICLE IX.    BOOKS AND RECORDS
          The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and the board of directors and such other records as may be necessary or advisable.
ARTICLE X.     FISCAL YEAR
          The fiscal year of the corporation shall be determined by resolution adopted by the board of directors. In the absence of such a resolution, the fiscal year shall be the calendar year.
ARTICLE XI.    AMENDMENTS TO BYLAWS
          The board of directors shall have the power to adopt, amend or repeal the Bylaws of the corporation, at a duly called meeting or by written consent. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation upon the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon.

AMENDMENT TO
AMENDED AND RESTATED BYLAWS OF
PENWEST PHARMACEUTICALS CO.
          The Amended and Restated Bylaws of Penwest Pharmaceuticals Co. (the “Bylaws”) are hereby amended as follows:
1.      A new ARTICLE VI, Section 6.7 shall be added to the Bylaws after ARTICLE VI, Section 6.6, which shall read as follows:
          SECTION 6.7.    SHARES WITHOUT CERTIFICATES. Notwithstanding any other provisions herein, the board of directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a record containing the information required under Section 23B.06.260(2) of the Washington Business Corporation Act (or any successor provision in the Washington Business Corporation Act).
2.      ARTICLE VI, Section 6.4 of the Bylaws is deleted in its entirety and the following is substituted in lieu thereof:
          SECTION 6.4.      TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and if such shares are represented by certificates, by the surrender for cancellation of the certificate for the shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.
3.      Except as aforesaid, the Bylaws shall remain in full force and effect.

Adopted by the Board of Directors of
Penwest Pharmaceuticals Co. on
November 7, 2007